EXHIBIT  23.1

                                Hood & Strong LLP
                            ________________________
                          Certified Public Accountants




                          INDEPENDENT AUDITORS CONSENT



     We consent to the incorporation by reference in the Registration Statement of DIGITAL BRIDGE, INC., on Form S-8 to be filed on or about December 8, 2000, with the Securities and Exchange Commission our report dated September 13, 2000 on the financial statements of DIGITAL BRIDGE, INC., which appear in the Digital Bridge, Inc.'s Form 10-KSB for the year ended June 30, 2000 and our report dated November 3, 2000 on the financial statements of DIGITAL BRIDGE, INC., which appear in the Digital Bridge, Inc.' Form 8KA filed on November 20, 2000.




/s/  Hood  &  Strong  LLP
-----------------------------------------------
San  Francisco,  CA  94111


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2000 STOCK INCENTIVE PLAN  (DIGITAL BRIDGE, INC.)

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